Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PAE Incorporated, formerly Gores Holdings III, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Denver, Colorado

April 14, 2020